SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 16, 2008
StatSure Diagnostic Systems, Inc.

(Exact name of Registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

000-21284	91-1549305

(Commission	(IRS Employer
File Number)	Identification No.)

1881 Worcester Rd. #200, Framingham, MA.	01701

(Address of principal executive offices)	(Zip Code)

508.872.2625

(Registrant’s telephone number, including area code)

Saliva Diagnostic Systems, Inc.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The Company announced that effective July 1, 2008, Mr. Steve M. Peltzman, Chairman of the Board and Chief Executive Officer, and Mr. D. Bruce Pattison, President, Chief Operating Officer and Director, have resigned. Messrs Peltzman and Pattison, have indicated that they will enter into Consulting Agreements with StatSure. In addition, Mr. Richard Woodrich has resigned as Director. Concurrently, the Board elected Mr. Moishe Bodner, currently Vice President of the Company, as Chief Executive Officer and Director, and Mr. Leo Ehrlich, the current Chief Financial Officer and Director, was elected as the President, Chief Operating Officer effective July 1, 2008.

ITEM 7.01.  REGULATION FD DISCLOSURES.

On March 20, 2008, the Company issued a press release titled “StatSure Diagnostic Systems, Inc. Announces First Quarter Revenues And Management Changes.” A copy of the press release is furnished herewith as Exhibit 99.1.

In accordance with General Instruction B.2 of Form 8-K, the information in Item 7.01 and Exhibits 99.1 and 99.2 in this Current Report on Form 8-K shall not be deemed “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing.  This Current Report on Form 8-K does not constitute a determination of whether any information included herein is material.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

Exhibit  99.1 - Press Release titled “StatSure Diagnostic Systems, Inc. Announces First Quarter Revenues And Management Changes” dated May 16, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

StatSure Diagnostic Systems, Inc.

Date: May 16, 2008	By:	/s/ Leo Ehrlich
Leo Ehrlich
Chief Financial Officer